EXHIBIT 99.1

Taylor Capital Reports Improved

Pre-tax, Pre-provision Income for Second Quarter

Higher Loan Loss Provisions As Recession Impact Broadens

ROSEMONT, IL—July 30, 2009—Taylor Capital Group, Inc. (the “Company”) (NASDAQ: TAYC), the parent company of Cole Taylor Bank, today reported results for the second quarter of 2009. For the three months ended June 30, 2009, the Company reported a net loss applicable to common stockholders of $26.1 million, or $2.49 per diluted common share, compared to a net loss applicable to common stockholders of $5.7 million, or $0.54 per diluted share common share, for the first quarter of 2009.

Despite increased total revenue and our focus on expense control, the negative impact of the prolonged recession on the bank’s clients broadened in the second quarter, resulting in increased provisions for loan losses.

Financial Highlights

•	The Company’s income before taxes, loan loss provision, securities gains and a special FDIC assessment was $13.3 million for the second quarter of 2009, up 23% from the first quarter.

•	Total revenue (net interest income plus noninterest income excluding securities gains) for the second quarter of 2009 was $34.9 million, up from $32.0 million for the first quarter of 2009.

•

The Company continued to build its core deposits and reduce its reliance on more costly, brokered funds as in-market deposits rose by $143 million to $2.3 billion, or 73% of total deposits, up from 64% at year end.

•	The Company’s tax equivalent net interest margin rose to 2.76% for the second quarter of 2009, up from 2.58% in the prior quarter and was the third consecutive quarter of increased margins.

•

Non-interest expense was up $2.5 million from the first quarter of 2009 primarily as a result of an industry-wide FDIC special assessment of $2.1 million. Recurring expenses are flat from the first quarter of 2009 as a result of the Company’s effective expense management.

•

The provision for loan losses for the second quarter increased to $39.5 million, up from $15.6 million for the first quarter of 2009. At June 30, 2009, the Company’s allowance for loan losses totaled $132.9 million as compared to $130.3 million at March 31, 2009. The allowance as a percent of total nonperforming loans was 70.03% at June 30, 2009, as compared to 70.69% at March 31, 2009.

•	The Company’s capital ratios remain well above all regulatory definitions for well-capitalized banks.

For the first six months of 2009, the Company reported a net loss applicable to common stockholders of $31.8 million, or $3.03 per diluted common share, compared to a net loss applicable to common stockholders of $29.2 million, or $2.79 per diluted common share, for the first six months of 2008.

“Despite the economic conditions, we are encouraged by ongoing improvements in our operating results, highlighted by increases in revenue and in the net interest margin. We have also been able to hold the line on operating expenses despite the major investments we made in our commercial banking organization in 2008,” said Taylor Capital Chairman Bruce W. Taylor. “The challenges we faced in the second quarter reflect the downturn being experienced by both businesses and individuals. The resources we added over the last eighteen months and our improved credit management processes enable us to quickly react to deteriorating situations and reduce the potential for loss. Improving asset quality is our top priority.”

“We continue to be very concerned over the near term condition of the economy. As the effects of the recession have broadened to impact more industry sectors, we have taken several additional steps to enhance the management and monitoring of our asset quality, including tightening credit standards, updating real estate valuations and expanding resources for loss mitigation,” said Mark A. Hoppe, President and Chief Executive Officer of Cole Taylor Bank. “Asset quality is and will remain the highest priority for all of us, especially the relationship managers who are in daily contact with their clients. At the same time, they have also been successful at developing carefully chosen new clients and continuing to build a strong, relationship-based middle market business for the bank. We remain confident in our long-term strategy, and we believe we have the talent, resources, focus and commitment to manage through these ongoing economic challenges.”

Revenue

The Company’s net interest income for the second quarter of 2009 increased to $30.4 million, up from $27.3 million reported for the first quarter of 2009.

The tax equivalent net interest margin was 2.76% for the second quarter of 2009, up 18 basis points from 2.58% in the first quarter, primarily due to a reduction in the Company’s cost of funds.

Noninterest income for the second quarter of 2009 totaled $12.1 million, up from $5.3 million in the prior quarter, largely attributable to a $6.9 million increase in gains on sales of investment securities. In the second quarter of 2009, the Company sold $207 million in mortgage backed securities that developed a shorter than anticipated duration due to high prepayments and were no longer consistent with the Company’s asset and liability management strategy. The funds from the sale were reinvested in similar agency mortgage backed securities that have expected prepayments that are better suited to the Company’s asset and liability management strategy.

Expense

Noninterest expense totaled $23.7 million for the 2009 second quarter as compared to $21.2 million for the first quarter of 2009. The $2.5 million increase was primarily the result of an industry-wide FDIC special assessment, which amounted to $2.1 million for Cole Taylor Bank. All other categories of expense remained flat between the first and second quarters of 2009 as higher legal fees were mostly offset by lower nonperforming asset expenses.

Balance Sheet

As of June 30, 2009, the Company’s assets totaled $4.5 billion as compared to the $4.6 billion reported as of March 31, 2009.

While most major categories of assets remained relatively unchanged between the periods, several changes occurred within those categories.

The Company’s efforts to carefully add new, core commercial lending relationships resulted in approximately $175 million in new loans, which was offset by reductions related to the Company’s ongoing strategic realignment of its loan portfolio. Loan balances were also affected by an ongoing decline in loan commitment usage as a result of the economic recession. The current usage rate is approximately 60% of commitments outstanding, down from a historical average of approximately 70%.

Total deposits at June 30, 2009, rose to $3.2 billion, up from $3.1 billion at March 31, 2009. The Company’s ongoing Strategic Deposit Initiative seeks to increase core deposits and reduce its reliance on brokered funds. During the second quarter, the Company increased in-market deposits by $143.0 million to $2.3 billion. Of that increase, $55 million was primarily attributable to customer-related commercial demand deposits. Out-of-market deposits at June 30 declined to $855.4 million, down 9.1% from March 31, 2009.

Credit Quality

At June 30, 2009, nonperforming assets totaled $212.9 million, up from the $202.5 million reported at March 31, 2009.

Nonperforming loans increased from $184.3 million at March 31, 2009, to $189.8 million at June 30, 2009. The $5.5 million increase consists of a $13 million increase in commercial and industrial loan nonaccruals, offset by reductions in commercial real estate and commercial construction and land nonperforming loans. The increase in nonperforming commercial and industrial loans was concentrated with four borrowers. Other real estate owned increased $4.8 million during the second quarter to $23.1 million.

The allowance for loan losses was $132.9 million at June 30, 2009, or 4.18% of total loans, up from the $130.3 million, or 4.05% of total loans at March 31, 2009. Net charge-offs during the second quarter totaled $36.9 million, up from $13.8 million in the first quarter. Second quarter charge offs consisted of $21.7 million in commercial and industrial loans and commercial real estate loans, and $15.1 million in real estate construction and land loans. The charge offs were primarily concentrated in seven loans.

The provision for loan losses for the second quarter totaled $39.5 million. At June 30, 2009, the allowance for loan losses equaled 70.03% of nonperforming loans, as compared to 70.69% at March 31, 2009.

Capital

At June 30, 2009, the Company’s Tier I Risk Based Capital ratio was 9.67%, while its Total Risk Based Capital ratio was 12.51%. Both ratios exceed all regulatory requirements for well-capitalized banks, which are 6.00% and 10.00%, respectively. The Company’s Tier I Capital to Average Assets leverage ratio at June 30, 2009 was 7.52%.

About Taylor Capital Group, Inc. (NASDAQ: TAYC)

Taylor Capital Group, Inc. is a $4.5 billion bank holding company for Cole Taylor

Bank, a Chicago-based commercial bank specializing in serving the banking needs of closely held businesses and the people who own and manage them. Cole Taylor is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “might”, “plan”, “prudent”, “potential”, “should”, “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2009 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the decline in residential real estate sales volume and the likely potential for continuing illiquidity in the real estate market, including within the Chicago metropolitan area; the risks associated with the high concentration of commercial real estate loans in our portfolio; the uncertainties in estimating the fair value of developed real estate and undeveloped land in light of declining demand for such assets and continuing illiquidity in the real estate market; the risks associated with management changes, employee turnover and our commercial banking growth initiative, including our expansion of our asset-based lending operations and our entry into new geographical markets; negative developments and disruptions in the credit and lending markets, including the impact of the ongoing credit crisis on our business and on the businesses of our customers as well as other banks and lending institutions with which we have commercial relationships; a continuation of the recent unprecedented volatility in the capital markets; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively, including our ability to preserve and access sufficient capital to execute on our strategy; changes in general economic and capital market conditions, interest rates, our debt credit ratings, deposit flows, loan demand, including loan syndication opportunities and competition; changes in legislation or regulatory and accounting principles, policies or guidelines affecting our business; and other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the section captioned “Risk Factors” in our December 31, 2008 Annual Report on Form 10-K filed with the SEC on March 11, 2009. You should not place undue reliance on any forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

Media Contact:	Ilene Stevens
847.653.7731

## end ##

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) June 30, 2009	(Unaudited) March 31, 2009	Dec. 31, 2008
ASSETS
Cash and cash equivalents	$69,700	$47,981	$53,012
Investment securities	1,306,174	1,321,605	1,094,594
Loans, net of allowance for loan losses of $132,927, $130,282 and $128,548 at June 30, 2009, March 31, 2009 and December 31, 2008, respectively	3,044,812	3,083,814	3,104,713
Premises, leasehold improvements and equipment, net	16,097	16,603	17,124
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	35,741	33,991	29,630
Other real estate and repossessed assets, net	23,070	18,232	13,179
Other assets	52,731	74,475	76,637

Total assets	$4,548,325	$4,596,701	$4,388,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$597,734	$541,895	$470,990
Interest-bearing	2,606,840	2,605,758	2,660,056

Total deposits	3,204,574	3,147,653	3,131,046
Other borrowings	315,244	416,208	275,560
Accrued interest, taxes and other liabilities	97,772	77,411	71,286
Notes payable and FHLB advances	517,000	502,000	462,000
Junior subordinated debentures	86,607	86,607	86,607
Subordinated notes, net	55,493	55,397	55,303

Total liabilities	4,276,690	4,285,276	4,081,802

Stockholders’ equity:
Preferred stock, Series A	60,000	60,000	60,000
Preferred stock, Series B	98,110	97,753	97,314
Common stock	121	121	121
Surplus	225,538	225,273	224,872
Accumulated deficit	(99,386)	(74,974)	(69,294)
Accumulated other comprehensive income, net	11,888	27,888	18,710
Treasury stock	(24,636)	(24,636)	(24,636)

Total stockholders’ equity	271,635	311,425	307,087

Total liabilities and stockholders’ equity	$4,548,325	$4,596,701	$4,388,889

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Six Months Ended
	June 30, 2009	March 31, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Interest income:
Interest and fees on loans	$39,552	$39,367	$35,749	$78,919	$76,978
Interest and dividends on investment securities:
Taxable	14,745	13,513	8,954	28,258	18,355
Tax-exempt	1,416	1,427	1,456	2,843	2,938
Interest on cash equivalents	2	10	247	12	789

Total interest income	55,715	54,317	46,406	110,032	99,060

Interest expense:
Deposits	18,223	20,059	19,606	38,282	41,579
Other borrowings	2,232	2,176	2,355	4,408	5,090
Notes payable and FHLB advances	1,719	1,519	1,173	3,238	2,747
Junior subordinated debentures	1,541	1,600	1,707	3,141	3,605
Subordinated notes	1,620	1,617	—	3,237	—

Total interest expense	25,335	26,971	24,841	52,306	53,021

Net interest income	30,380	27,346	21,565	57,726	46,039
Provision for loan losses	39,507	15,563	49,355	55,070	61,105

Net interest income (loss) after provision for loan losses	(9,127)	11,783	(27,790)	2,656	(15,066)

Noninterest income:
Service charges	2,768	2,821	2,255	5,589	4,421
Trust and investment management fees	475	534	1,035	1,009	1,842
Gains on investment securities	7,595	664	—	8,259	—
Other derivative income	153	1,119	65	1,272	952
Other noninterest income	1,146	205	675	1,351	917

Total noninterest income	12,137	5,343	4,030	17,480	8,132

Noninterest expense:
Salaries and employee benefits	11,004	10,532	11,096	21,536	22,799
Occupancy of premises	2,013	2,049	1,883	4,062	3,830
Furniture and equipment	526	568	850	1,094	1,668
FDIC assessment	4,368	1,531	586	5,899	1,112
Legal fees, net	1,655	1,140	769	2,795	1,354
Non–performing asset expense	224	754	2,471	978	3,479
Early extinguishment of debt	—	527	384	527	1,194
Other noninterest expense	3,917	4,064	4,584	7,981	9,003

Total noninterest expense	23,707	21,165	22,623	44,872	44,439

Loss before income taxes	(20,697)	(4,039)	(46,383)	(24,736)	(51,373)
Income tax expense (benefit)	2,558	(1,221)	(21,067)	1,337	(22,217)

Net loss	(23,255)	(2,818)	(25,316)	(26,073)	(29,156)
Preferred dividends and discounts	(2,868)	(2,862)	—	(5,730)	—

Net loss applicable to common shareholders	$(26,123)	$(5,680)	$(25,316)	$(31,803)	$(29,156)

Basic loss per common share	$(2.49)	$(0.54)	$(2.42)	$(3.03)	$(2.79)
Diluted loss per common share	(2.49)	(0.54)	(2.42)	(3.03)	(2.79)

TAYLOR CAPITAL GROUP, INC.

COMPOSITION OF LOAN PORTFOLIO (unaudited)

(dollars in thousands)

The following table presents the composition of the Company’s loan portfolio as of the dates indicated:

	June 30, 2009		March 31, 2009		December 31, 2008
	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans	Balance	Percent of Gross Loans
Commercial and industrial	$1,379,615	43.4%	$1,439,272	44.8%	$1,485,673	45.9%
Commercial real estate secured	1,154,971	36.4	1,107,775	34.5	1,058,930	32.8
Residential construction & land	312,978	9.8	338,176	10.5	349,998	10.8
Commercial construction & land	163,965	5.2	175,117	5.4	181,454	5.6

Total commercial loans	3,011,529	94.8	3,060,340	95.2	3,076,055	95.1
Consumer-oriented loans	166,220	5.2	153,768	4.8	157,222	4.9

Gross loans	3,177,749	100.0%	3,214,108	100.0%	3,233,277	100.0%

Less: Unearned discount	(10)		(12)		(16)

Total loans	$3,177,739		$3,214,096		$3,233,261

The following table presents the composition of the Company’s residential construction and land portfolios as of the dates indicated:

	June 30, 2009		March 31, 2009		December 31, 2008
	Balance	Percent of Total	Balance	Percent of Total	Balance	Percent of Total
Single family attached and detached housing	$100,086	32.0%	$99,459	29.4%	$105,526	30.2%
Condo (new & conversions)	81,812	26.2	93,245	27.6	95,705	27.3
Multi-family	58,909	18.8	59,236	17.5	57,495	16.4
Completed for sale	8,858	2.8	17,566	5.2	16,830	4.8

Total residential construction	249,665	79.8	269,506	79.7	275,556	78.7

Land—unimproved & farmland	43,050	13.8	46,918	13.8	52,321	15.0
Land—improved & entitled	3,282	1.0	3,925	1.2	3,921	1.1
Land—under development	16,981	5.4	17,827	5.3	18,200	5.2

Total land	63,313	20.2	68,670	20.3	74,442	21.3

Total residential construction and land	$312,978	100.0%	$338,176	100.0%	$349,998	100.0%

TAYLOR CAPITAL GROUP, INC.

CREDIT QUALITY (unaudited)

(dollars in thousands)

	At or for the Three Months Ended
	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008
Nonperforming Assets:
Loans contractually past due 90 days or more but still accruing interest	$379	$95	$153
Nonaccrual loans:
Commercial and industrial	38,554	25,472	42,263
Commercial real estate secured	30,856	35,154	23,068
Residential construction and land	101,921	100,558	114,160
Commercial construction and land	11,266	17,117	14,934
All other loan types	6,840	5,901	5,802

Total nonaccrual loans	189,437	184,202	200,227

Total nonperforming loans	189,816	184,297	200,380
Other real estate owned and repossessed assets	23,070	18,232	13,179

Total nonperforming assets	$212,886	$202,529	$213,559

Other Credit Quality Information:
Loans contractually past due 30 through 89 days and still accruing	$16,346	$9,514	$25,272
Restructured loans not included in nonperforming assets	4,375	—	—
Recorded balance of impaired loans	197,675	191,769	206,705
Allowance for loan losses related to impaired loans	68,963	49,560	41,451

Allowance for Loan Losses Summary:
Allowance at beginning of period	$130,282	$128,548	$117,967
Net (charge-offs) recoveries:
Commercial and commercial real estate	(21,691)	(5,312)	(357)
Real estate—construction and land	(15,110)	(8,448)	(19,050)
Total consumer-oriented loans	(61)	(69)	(365)

Total net charge-offs	(36,862)	(13,829)	(19,772)
Provision for loan losses	39,507	15,563	30,353

Allowance at end of period	$132,927	$130,282	$128,548

Key Credit Ratios:
Nonperforming loans to total loans	5.97%	5.73%	6.20%
Nonperforming assets to total loans plus repossessed property	6.65%	6.27%	6.58%
Nonperforming assets to total assets	4.68%	4.41%	4.87%
Annualized net charge-offs to average total loans	2.31%	1.71%	2.47%
Allowance to total loans at end of period	4.18%	4.05%	3.98%
Allowance to nonperforming loans	70.03%	70.69%	64.15%
30 – 89 days past due to total loans	0.51%	0.30%	0.78%

TAYLOR CAPITAL GROUP, INC.

FUNDING LIABILITIES (unaudited)

(dollars in thousands)

The following table presents the distribution of the Company’s average deposit account balances for the periods indicated:

	For the Quarter Ended
	June 30, 2009		Mar. 31, 2009		June 30, 2008
	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits	Average Balance	Percent of Deposits
In-market deposits:
Noninterest-bearing deposits	$578,020	18.3%	$519,187	16.5%	$393,341	14.5%
NOW accounts	224,987	7.1	229,526	7.3	70,981	2.6
Savings deposits	42,227	1.3	42,139	1.3	45,695	1.7
Money market accounts	408,149	12.9	385,817	12.2	614,273	22.7
Customer certificates of deposit	841,533	26.6	862,203	27.4	637,966	23.6
CDARS time deposits	105,847	3.4	28,258	0.9	—	—
Public time deposits	75,853	2.4	69,236	2.2	73,584	2.7

Total in-market deposits	2,276,616	72.0	2,136,366	67.8	1,835,840	67.8

Out-of-market deposits:
Brokered NOW accounts	515	*	1,047	*	547	*
Brokered money market deposits	21,467	0.7	48,701	1.5	86,423	3.2
Out-of-local-market certificates of deposit	112,653	3.6	121,909	3.9	172,064	6.4
Brokered certificates of deposit	747,172	23.7	844,125	26.8	610,483	22.6

Total out-of-market deposits	881,807	28.0	1,015,782	32.2	869,517	32.2

Total deposits	$3,158,423	100.0%	$3,152,148	100.0%	$2,705,357	100.0%

*	Less than 0.1%.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes the Company’s deposits as “in-market” and “out-of-market” deposits:

	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008
In-market deposits:
Noninterest-bearing deposits	$597,734	$541,895	$470,990
NOW accounts	237,617	229,224	218,146
Savings accounts	41,784	42,147	42,275
Money market accounts	400,591	419,286	320,691
Customer certificates of deposit	830,268	844,737	870,183
CDARS time deposits	167,315	53,717	5,670
Public time deposits	73,867	75,143	84,831

Total in-market deposits	2,349,176	2,206,149	2,012,786

Out-of-market deposits:
Brokered NOW accounts	—	4,804	305
Brokered money market deposits	9,584	30,203	73,352
Out-of-local-market certificates of deposit	107,525	119,625	136,470
Brokered certificates of deposit	738,289	786,872	908,133

Total out-of-market deposits	855,398	941,504	1,118,260

Total deposits	$3,204,574	$3,147,653	$3,131,046

Taylor Capital Group, Inc.

Summary of Key Financial Data

Dollars in Thousands

Unaudited

	2009		2008			Year To Date June 30,
	Second	First	Fourth	Third	Second
	Quarter	Quarter	Quarter	Quarter	Quarter	2009	2008
Condensed Income Data:
Net interest income	$30,380	$27,346	$24,414	$21,898	$21,565	$57,726	$46,039
Provision for loan losses	39,507	15,563	30,353	52,700	49,355	55,070	61,105
Total noninterest income	12,137	5,343	1,085	3,220	4,030	17,480	8,132
Total noninterest expense	23,707	21,165	21,630	27,301	22,623	44,872	44,439

Loss before income taxes	(20,697)	(4,039)	(26,484)	(54,883)	(46,383)	(24,736)	(51,373)
Income tax expense (benefit)	2,558	(1,221)	(11,648)	25,653	(21,067)	1,337	(22,217)

Net loss	(23,255)	(2,818)	(14,836)	(80,536)	(25,316)	(26,073)	(29,156)
Preferred dividends and discounts	(2,868)	(2,862)	(2,150)	(16,680)	—	(5,730)	—

Net loss applicable to common stockholders	$(26,123)	$(5,680)	$(16,986)	$(97,216)	$(25,316)	$(31,803)	$(29,156)

Per Share Data:
Basic loss per common share	$(2.49)	$(0.54)	$(1.62)	$(9.30)	$(2.42)	$(3.03)	$(2.79)
Diluted loss per common share	(2.49)	(0.54)	(1.62)	(9.30)	(2.42)	(3.03)	(2.79)
Cash dividends per common share	—	—	—	—	—	—	0.10
Book value per common share	10.24	13.85	13.47	12.59	20.19	10.24	20.19
Weighted average shares-basic	10,492,789	10,471,516	10,458,851	10,456,544	10,446,512	10,482,212	10,442,573
Weighted average shares-diluted	10,492,789	10,471,516	10,458,851	10,456,544	10,446,512	10,482,212	10,442,573
Shares outstanding-end of period	11,081,429	11,093,349	11,115,936	11,011,184	10,965,986	11,081,429	10,965,986

Performance Ratios (annualized):
Loss on average assets	-2.04%	-0.25%	-1.39%	-8.22%	-2.87%	-1.16%	-1.65%
Loss on average equity	-30.20%	-3.69%	-24.14%	-145.51%	-40.20%	-17.01%	-22.89%
Efficiency ratio (1)	67.89%	66.09%	77.53%	108.69%	88.39%	67.03%	82.03%

Average Balance Sheet Data (2):
Total assets	$4,570,534	$4,434,293	$4,267,048	$3,918,831	$3,526,768	$4,502,790	$3,525,936
Investments	1,341,763	1,150,587	1,026,848	829,206	844,063	1,246,703	862,336
Cash equivalents	527	2,473	16,224	121,498	46,516	1,495	59,136
Loans	3,187,740	3,238,537	3,203,811	2,909,799	2,558,406	3,212,998	2,521,717
Total interest-earning assets	4,530,030	4,391,597	4,246,883	3,860,503	3,448,985	4,461,196	3,443,189
Interest-bearing deposits	2,580,403	2,632,961	2,758,703	2,699,288	2,312,016	2,606,537	2,292,258
Borrowings	1,027,010	909,565	753,070	544,005	526,680	968,612	543,317
Total interest-bearing liabilities	3,607,413	3,542,526	3,511,774	3,243,293	2,838,696	3,575,149	2,835,575
Noninterest-bearing deposits	578,020	519,187	446,693	404,580	393,341	548,766	392,828
Total stockholders’ equity	307,977	305,111	245,836	221,394	251,888	306,552	254,795

Tax Equivalent Net Interest Margin:
Net interest income as stated	$30,380	$27,346	$24,414	$21,898	$21,565	$57,726	$46,039
Add: Tax equivalent adjust.—investment (3)	763	768	777	780	785	1,531	1,583
Tax equivalent adjust.—loans (3)	29	29	32	31	31	57	64

Tax equivalent net interest income	$31,172	$28,143	$25,223	$22,709	$22,381	$59,314	$47,686

Net interest margin without tax adjust.	2.69%	2.51%	2.29%	2.26%	2.51%	2.60%	2.68%
Net interest margin—tax equivalent (3)	2.76%	2.58%	2.37%	2.35%	2.60%	2.67%	2.78%
Yield on earning assets without tax adjust.	4.93%	5.00%	5.12%	5.24%	5.40%	4.96%	5.78%
Yield on earning assets—tax equivalent (3)	5.00%	5.07%	5.20%	5.32%	5.50%	5.03%	5.87%
Yield on interest-bearing liabilities	2.82%	3.09%	3.42%	3.54%	3.52%	2.95%	3.76%
Net interest spread—without tax adjust.	2.11%	1.91%	1.70%	1.70%	1.88%	2.01%	2.02%
Net interest spread—tax equivalent (3)	2.18%	1.98%	1.78%	1.78%	1.98%	2.08%	2.11%

	June 30, 2009	Mar. 31, 2009	Dec. 31, 2008	Sept. 30, 2008	June 30, 2008
Condensed Balance Sheet Data:
Investment securities	$1,306,174	$1,321,605	$1,094,594	$794,727	$818,242
Total loans	3,177,739	3,214,096	3,233,261	3,078,427	2,725,855
Allowance for loan losses	132,927	130,282	128,548	117,967	104,742
Total assets	4,548,325	4,596,701	4,388,889	4,074,750	3,719,134
Total deposits	3,204,574	3,147,653	3,131,046	3,221,581	2,919,634
Total borrowings	974,344	1,060,212	879,470	594,049	534,174
Total stockholders’ equity	271,635	311,425	307,087	198,581	221,398

Asset Quality Ratios:
Nonperforming loans	$189,816	$184,297	$200,380	$196,599	$154,460
Nonperforming assets	212,886	202,529	213,559	200,716	158,740
Allowance for loan losses to total loans	4.18%	4.05%	3.98%	3.83%	3.84%
Allowance for loan losses to nonperforming loans	70.03%	70.69%	64.15%	60.00%	67.81%
Nonperforming assets to total loans plus repossessed property	6.65%	6.27%	6.58%	6.51%	5.81%

Capital Ratios (Taylor Capital Group, Inc.):
Total Capital (to Risk Weighted Assets)	12.51%	12.87%	13.02%	10.97%	10.26%
Tier I Capital (to Risk Weighted Assets)	9.67%	10.07%	10.22%	7.61%	8.63%
Leverage (to average assets)	7.52%	8.29%	8.73%	6.79%	7.71%

Footnotes:

(1)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, adjusted for gains or losses from investment securities.
(2)	Average balances are daily averages.
(3)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.